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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 11 to Registration Statement No. 333-59093 of Sun Capital Advisers Trust on form N-1A of our report dated February 7, 2003, appearing in the annual report to shareholders for the year ended December 31, 2002, of Sun Capital All Cap Fund, Sun Capital Investment Grade Bond Fund, Sun Capital Money Market Fund, Sun Capital Real Estate Fund, SC Alger Growth Fund, SC Alger Income & Growth Fund, SC Alger Small Capitalization Fund, SC Davis Financial Fund, SC Davis Venture Value Fund, SC Neuberger Berman Mid Cap Growth Fund, SC Neuberger Berman Mid Cap Value Fund, SC Value Equity Fund, SC Value Managed Fund, SC Value Mid Cap Fund, SC Value Small Cap Fund, SC Blue Chip Mid Cap Fund, SC Investors Foundation Fund, and SC Select Equity Fund.

We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
Boston, Massachusetts


November 21, 2003